                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                             EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       October 27, 1998
                                                ------------------------------



                            PORTACOM WIRELESS, INC.
--------------------------------------------------------------------------------
              (Exact name of registrant as specified in charter)


         Delaware                     0-23228                 33-0650673
   (State or Other Juris-      (Commission File Number)   (IRS Employer Identi-
    diction of Incorporation)                              fication No.)


10061 Talbert Avenue, Suite 200, Fountain Valley, California              92708
------------------------------------------------------------          ---------
(Address of principle executive offices)                              (Zip Code)


Registrant's telephone number, including area code    714-593-3234
                                                   ------------------


                                      N/A
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        (Former name or former address, if changed since last report.)

                     ____________________________________
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Item 2.   Acquisition or Disposition of Assets.
          ------------------------------------

     Pursuant to its confirmed Plan of Reorganization (the "Plan") in its Chapter 11 bankruptcy case in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), Case No. 98-661 (PJW), PortaCom Wireless, Inc. (the "Registrant") plans to distribute 358,017 shares of common stock of VDC Corporation, Ltd. ("VDC") held by the Registrant to 23 creditors of the Registrant in satisfaction of certain claims of such creditors and to return 159,526 shares of VDC Common Stock held by the Registrant to VDC. The distribution of VDC Common Stock to creditors of PortaCom and the return of shares of VDC Common Stock to VDC will be completed upon the delivery of a legal opinion from VDC's counsel to VDC's transfer agent. On October 27, 1998, pursuant to the Plan, the Registrant distributed $1,402,200 in cash to 42 creditors of the Registrant in satisfaction of certain claims of such creditors.

Item 5. Other Events.
        ------------

     On October 20, 1998, the Registrant, VDC and the Committee of Unsecured Creditors of the Registrant (the "Committee") entered into, and the Bankruptcy Court approved, a Stipulation Regarding Motion of VDC Corporation Ltd. for Reconsideration and Partial Stay of Confirmation Order Pending Completion of Fed. R. Bankr. P. 2004 Examinations to Investigate Grounds for Possible Revocation of Confirmation (the "Stipulation"). The Stipulation was in response to a motion (the "Motion") filed with the Bankruptcy Court by VDC seeking reconsideration and a stay of the Bankruptcy Court's Confirmation Order confirming the Plan in order to conduct examinations of representatives of the Registrant, Metromedia China Corporation ("MCC") and others regarding alleged possible fraudulent representations made by principals of the Registrant and others to induce VDC to enter into that certain Asset Purchase Agreement dated March 23, 1998 (the "Asset Purchase Agreement"). Pursuant to the Asset Purchase Agreement, VDC acquired from the Registrant 2,000,000 shares of common stock of MCC and warrants to purchase an additional 4,000,000 shares of common stock of MCC in exchange for 5,300,000 shares of common stock of VDC and up to $700,000 in cash. The Registrant and the Committee dispute VDC's allegations and filed objections to the Motion.

     Pursuant to the Stipulation, the Registrant agreed to (i) defer any distribution of shares of VDC common stock to the Registrant's equity holders until March 2, 1999; (ii) return 159,526 shares of VDC common stock to VDC which it was already obliged to return (see Item 2 hereof); and (iii) hold 102,320 shares of VDC common stock in reserve for disputed claims held by creditors of the Registrant. VDC agreed, pursuant to the Stipulation, to allow the Registrant to distribute shares of common stock of VDC and cash to creditors of the Registrant in Classes 1 through 5 of the Plan holding allowed and undisputed claims (see Item 2 hereof). The Registrant and VDC have also agreed to cooperate with respect to VDC's investigation of VDC's fraud allegations. A copy of the Stipulation is attached as Exhibit 2.1 hereto.

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Item 7.   Financial Statement, Pro Forma Financial Information and Exhibits.
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     (b)  Pro Forma Financial Information.

     The Registrant does not intend to file pro forma financial information in connection with the aforementioned disposition of assets. The assets that were disposed of were not operating assets and did not constitute a line of business for the Registrant. Therefore, it is the Registrant's position that such pro forma financial would not be material to investors.


     (c)  Exhibits

No.  Description
---  -----------

2.1 Stipulation Regarding Motion of VDC Corporation Ltd. for Reconsideration and Partial Stay of Confirmation Order Pending Completion of Fed. R. Bankr.
     P. 2004 Examinations to Investigate Grounds for Possible Revocation of Confirmation.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              PORTACOM WIRELESS, INC.
                              (Registrant)


Date: November 10, 1998       By:     /s/ Michael Richard
                                     --------------------------------------
                              Name:  Michael Richard
                              Title: Acting Chief Executive Officer

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                                 EXHIBIT INDEX
                                 -------------


No.  Description
---  -----------

2.1 Stipulation Regarding Motion of VDC Corporation Ltd. for Reconsideration and Partial Stay of Confirmation Order Pending Completion of Fed. R. Bankr.
     P. 2004 Examinations to Investigate Grounds for Possible Revocation of Confirmation.